SkyTerra Communications, Inc.                        Contact:
19 West 44th Street, Suite 507                       Robert Lewis
New York, New York 10036                             Senior Vice President and
                                                     General Counsel
                                                     212-730-7540
                                                     info@skyterracom.com

                     SKYTERRA TO ACQUIRE THE REMAINDER OF
                 HUGHES NETWORK SYSTEMS FROM THE DIRECTV GROUP
 -- Entire stake expected to be distributed to SkyTerra security holders as part of previously announced special dividend

New York, NY November 10, 2005. SkyTerra Communications, Inc. (OTCBB:SKYT) announced today that it executed an agreement to acquire the remaining 50 percent of the Class A membership interests of Hughes Network Systems, LLC
(HNS) not already owned by SkyTerra from The DIRECTV Group, Inc. (NYSE: DTV) for $100 million in cash. To finance the transaction, SkyTerra has received a commitment for $100 million of short term debt financing from its stockholders, Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (Apollo). As previously announced, SkyTerra expects to distribute in a special dividend to each of its security holders, as of a future record date, shares of a subsidiary that will hold all of HNS, as well as all of the other assets and liabilities of SkyTerra, other than its interests in the MSV Joint Venture and TerreStar Networks, Inc.

Concurrent with the special dividend, it is expected that the newly public entity will conduct a rights offering to its shareholders in order to repay the short-term debt financing provided by Apollo. In connection with such a rights offering, Apollo has agreed to subscribe for the maximum amount of shares of common stock allocated to it, including the exercise of pro rata over-subscription rights. The exercise by Apollo of its rights would occur by converting the outstanding amounts due under the note into a number of shares of common stock at the subscription price in the rights offering, which has not yet been determined. The unconverted principal and interest obligations under the note would be repaid in cash immediately following the consummation of the rights offering.

The closing of the purchase of the remaining membership interests in HNS from The DirecTV Group is subject to regulatory approvals, receipt of funds from Apollo and customary closing conditions. In connection with the transaction, HNS and The DirecTV Group will resolve the purchase price adjustment related to the transactions in which SkyTerra acquired the first 50% of the Class A membership interests of HNS, with HNS paying The DirecTV Group $10 million at closing. The closing is expected to occur early in the first quarter of 2006. SkyTerra can provide no assurances that the required regulatory approvals will be obtained, and therefore that the transaction will close. The special dividend and the expected rights offering are subject to a number of conditions including the filing by SkyTerra of a registration statement for the new company with the Securities and Exchange Commission, SEC clearance, final approval and the setting of a record date by SkyTerra's Board of Directors and the setting of a record date and offering price for the rights offering by board of directors of the distributed entity.

The securities mentioned in this press release have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States, nor may offers to buy be accepted, prior to the time a registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to future performance, operating results, strategy, plans and other future event relating to SkyTerra and its subsidiaries, including the subsidiary that has been formed to acquire the remaining 50% of HNS and hold all remaining SkyTerra assets and liabilities other than SkyTerra's interests in the MSV Joint Venture and TerreStar. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with any discussion of future results, including SkyTerra's plans to distribute the special dividend, or the completion of the potential rights offering and other transactions referred to in this press release. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of SkyTerra are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate, the acquisition of the other 50% of HNS, the special dividend, the rights offering or the other transactions referred to in this press release; the impact of legislative and regulatory actions, including without limitation, actions by the Securities and Exchange Commission and the foreign regulatory authorities. We assume no obligation to update or supplement our forward-looking statements.